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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 23, 1999 (except as to Note 11 which is at February 16, 2000) with respect to the financial statements of Shaw FiberLink Ltd. -- FiberLink Division included in Amendment No. 2 to the Registration Statement (Form F-1) dated November 22, 2000 and related Prospectus of GT Group Telecom Inc. for the registration of Class B Non-Voting Shares and Warrants to purchase Class B Non-Voting Shares of GT Group Telecom Inc.



Calgary, Canada                                            /s/ ERNST & YOUNG LLP


November 22, 2000